                            SCHEDULE 14A
                           (Rule 14a-101)

               INFORMATION REQUIRED IN PROXY STATEMENT

                       SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a)
                of the Securities Exchange Act of 1934

          Filed by the registrant (x)
          Filed by a party other than the registrant ( )
          Check the appropriate box:
          ( ) Preliminary proxy statement
          (x) Definitive proxy statement
          ( ) Definitive additional materials
          ( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                Glenayre Technologies, Inc.
                      (Name of Registrant as Specified in Its Charter)

                                Glenayre Technologies, Inc.
                        (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     (x)   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(j)(2).

     ( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     ( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies.

      (2) Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4) Proposed maximum aggregate value of transaction:

      ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

                        (Glenayre logo appears here)

                         GLENAYRE TECHNOLOGIES, INC.
                       4201 Congress Street, Suite 455
                       Charlotte, North Carolina 28209
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 24, 1995

     The 1995 Annual Meeting of the Stockholders of Glenayre Technologies, Inc., a Delaware corporation (the "COMPANY"), will be held in The Laurel Room, The Equitable Tower, 49th Floor, 787 Seventh Avenue, New York, New York 10019, on May 24, 1995 at 2:00 p.m., New York City time, for the following purposes:

     1. To elect three Class II Directors.

     2. To ratify the selection of Ernst & Young LLP as independent auditors to audit the financial statements of the Company.

     3. To transact any other business that may properly come before the 1995 Annual Meeting and any adjournment(s) thereof.

     The close of business on March 31, 1995 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the 1995 Annual Meeting and any adjournment(s) thereof.

     A Proxy Statement, a form of proxy and the Annual Report to the stockholders of the Company for the year ended December 31, 1994 are enclosed with this Notice.

     A list of stockholders entitled to vote at the 1995 Annual Meeting will be open to the examination of any stockholder for any purpose germane to the 1995 Annual Meeting, during ordinary business hours, for a period of 10 days prior to the 1995 Annual Meeting at the office of the Company at 520 Madison Avenue, New York, New York 10022.

     Stockholders are cordially invited to attend this meeting. Each stockholder, whether or not he or she expects to be present in person at the 1995 Annual Meeting, is requested to SIGN, DATE AND RETURN THE ENCLOSED PROXY in the accompanying envelope as promptly as possible.

     A stockholder may revoke his or her proxy at any time prior to voting.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Stanley Ciepcielinski
                                         Executive Vice President and
                                         Secretary

April 19, 1995

                         GLENAYRE TECHNOLOGIES, INC.

                               PROXY STATEMENT

                           THE 1995 ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the 1995 Annual Meeting of Stockholders of Glenayre Technologies, Inc. (the "COMPANY") to be held in The Laurel Room, The Equitable Tower, 49th Floor, 787 Seventh Avenue, New York, New York 10019, on May 24, 1995 at 2:00 p.m., New York City time, and at any adjournment(s) thereof.

VOTING AND RECORD DATE

     As of March 31, 1995, the record date for the determination of stockholders of the Company entitled to notice of and to vote at the 1995 Annual Meeting, the Company had 25,196,347 shares of common stock, $.02 par value ("COMMON STOCK"), outstanding and entitled to vote. Each holder of Common Stock at the close of business on March 31, 1995 will be entitled to one vote for each share so held. All votes at the 1995 Annual Meeting specified in this Proxy Statement will be by written ballot.

     Under rules followed by the National Association of Securities Dealers, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and approval of auditors. With respect to the other proposals presented to stockholders, no broker may vote shares held for customers without specific instruction from such customers. One-third of the total outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

SOLICITATION OF PROXIES

     Any stockholder giving a proxy for the 1995 Annual Meeting may revoke it at any time prior to the voting thereof by giving written notice to the Chairman or the Secretary of the Company, by filing a later-dated proxy with either of them prior to the commencement of the 1995 Annual Meeting or by voting in person at the 1995 Annual Meeting. Proxies and notices of revocation should be mailed or delivered to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005 for receipt by American Stock Transfer & Trust Company no later than two business days prior to the 1995 Annual Meeting, or should be deposited with the Chairman or the Secretary of the Company immediately prior to the commencement of the 1995 Annual Meeting.

     All shares of stock represented by proxies will be voted at the 1995 Annual Meeting, and at any adjournment(s) thereof, as specified therein by the persons giving the proxies. If no direction is given, the proxy will be voted to elect the nominees listed under "ELECTION OF DIRECTORS," to ratify the selection of Ernst & Young LLP as independent auditors, and in the discretion of the holders of the proxies on all other matters properly brought before the 1995 Annual Meeting and any adjournment(s) thereof.

     This Proxy Statement, the Notice of the 1995 Annual Meeting (the "NOTICE") and the form of proxy were first mailed to stockholders on or about April 19, 1995. The Company's principal executive offices are located at 4201 Congress Street, Suite 455, Charlotte, North Carolina 28209, telephone number
(704) 553-0038.

     Solicitation of proxies is being made primarily by mail; however, there may also be further solicitation in person and by telephone at nominal cost by directors, officers, employees and agents of the Company, who will receive no additional compensation therefor. The Company will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 8, 1995, certain information with respect to Common Stock beneficially owned by each director of the Company, by the Acting Chief Executive Officer and the Company's four other highest paid executive officers (collectively, the "NAMED EXECUTIVE OFFICERS"), by all current directors and executive officers of the Company as a group, and by each person known to the Company as of March 8, 1995 to beneficially own more than 5% of such Common Stock. The information, including Percent Outstanding, includes shares subject to stock options exercisable within 60 days of March 8, 1995.

                                                                      AMOUNT AND NATURE
                                                                       OF BENEFICIAL        PERCENT
NAME OF BENEFICIAL OWNER                                                OWNERSHIP (1)      OUTSTANDING
Ramon D. Ardizzone                                                           41,806(2)          *
Clarke H. Bailey                                                            487,500(3)          1.90%
Gerald B. Cramer                                                          1,000,160(4)          3.91%
Barry W. Gray                                                             1,004,000(5)          3.98%
John J. Hurley                                                              185,550             *
Thomas C. Israel                                                          1,010,850(6)          4.00%
Alma M. McConnell                                                           671,550(7)          2.66%
Edward J. Rosenthal                                                         339,511(8)          1.35%
Thomas E. Skidmore                                                          901,647(9)          3.58%
Stanley Ciepcielinski                                                        15,916(10)         *
All Directors and executive officers as a group (15 Persons)              4,862,727(11)        18.37%
FMR Corp. (12)                                                            1,941,760             7.71%

  * Does not exceed 1%.

 (1) All shares are owned with sole voting and dispositive power except as otherwise noted.

 (2) Includes the presently exercisable right to acquire 41,728 shares pursuant to the Long-Term Incentive Plan.

 (3) Includes the presently exercisable right to acquire 60,000 shares pursuant to the Company's 1987 Stock Option Plan, as amended, ("1987 PLAN") and 427,500 shares pursuant to the Long-Term Incentive Plan.

 (4) Includes the presently exercisable right to acquire 135,000 shares pursuant to the 1987 Plan and 247,500 shares pursuant to the Long-Term Incentive Plan. Also includes 24,736 shares owned by the Gerald B. Cramer Family Foundation, 7,170 shares owned by Daphna Cramer, the wife of Mr. Cramer, and the presently exercisable right to acquire 15,750 shares owned by Cramer Rosenthal McGlynn, Inc., an investment management firm ("CRM"). Mr. Cramer is Chairman and Chief Executive Officer of CRM.

 (5) Includes the presently exercisable right to acquire 27,000 shares pursuant to the 1987 Plan and 27,000 shares pursuant to the Long-Term Incentive Plan. Also includes 4,000 shares owned by the Adrienne and Barry Gray Foundation and 900,000 shares owned by A.C. Israel Enterprises, Inc., a private investment company ("A.C. ISRAEL"). Mr. Gray is President of A.C. Israel. Mr. Gray has shared voting power with respect to the shares owned by A.C. Israel and may be deemed to have beneficial ownership of such shares.

 (6) Includes the presently exercisable right to acquire 27,000 shares pursuant to the 1987 Plan and 67,500 shares pursuant to the Long-Term Incentive Plan. Also, includes 900,000 shares owned by A.C. Israel. Mr. Israel is Chairman of A.C. Israel. Mr. Israel has shared voting power with respect to the shares owned by A.C. Israel.

 (7) Includes the presently exercisable right to acquire 27,000 shares pursuant to the 1987 Plan and 27,000 shares pursuant to the Long-Term Incentive Plan. Also includes 617,550 shares owned by 371230 Alberta Ltd of which Mrs. McConnell is the Chief Executive Officer.

 (8) Includes the presently exercisable right to acquire 18,000 shares pursuant to the Long-Term Incentive Plan. Also includes 61,540 shares owned by the E. J. Rosenthal Keogh Plan, 201,432 shares owned by R.F.P. No. 4 -- Nu-West, a general partnership of which Mr. Rosenthal is a general partner, 42,789 shares owned by ROVEST Ltd. Partnership, a limited partnership of which Mr. Rosenthal is a managing general partner, and the presently exercisable right to acquire 15,750 shares owned by CRM, of which Mr. Rosenthal is an Executive Vice President.

 (9) Includes the presently exercisable right to acquire 27,000 shares pursuant to the Long-Term Incentive Plan. Also, includes 874,647 shares owned by Glentel Inc. ("GEL"), a Canadian electronics and telecommunications company. In

     November 1992, the Company acquired GEL's telecommunications equipment and related software business (the "GEMS Business"). Mr. Skidmore is the Chairman, President and Chief Executive Officer of GEL.

(10) Includes the presently exercisable right to acquire 15,500 shares pursuant to the Long-Term Incentive Plan.

(11) Includes the presently exercisable right to acquire 276,000 shares pursuant to the 1987 Plan and 1,015,920 shares pursuant to the Long-Term Incentive Plan.

(12) The address of FMR Corp. ("FMR") is 82 Devonshire Street, Boston, Massachusetts 02109. As of March 1, 1995, based on information provided by FMR, these shares are beneficially held by FMR and certain of its affiliates and subsidiaries as investment advisors to various registered investment companies and certain other funds.

                            ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of nine members. The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors, for terms of three years. At the 1995 Annual Meeting, three Class II Directors are to be elected. The Board of Directors has nominated John J. Hurley, Thomas C. Israel and Alma M. McConnell for election as Directors to serve for three-year terms expiring at the Annual Meeting of Stockholders in 1998, and until their respective successors shall have been elected and qualified. All nominees are now serving as directors of the Company. The Company's employment agreements with Mr. Bailey, Mr. Hurley, and Mr. Ardizzone provide that each of them shall be nominated for directorships during the term of such person's employment with the Company. See "COMPENSATION -- Employment Agreements."

     The Board of Directors recommends a vote FOR all of the nominees. The affirmative vote of a plurality of shares voted is required for the election of the nominees by the holders of the shares entitled to vote at a meeting at which a quorum is present. Provided a quorum is present, abstentions and shares not voted are not taken into account in determining a plurality. The shares represented by the proxies which the Board of Directors receives will be voted for the election of the three nominees in the absence of contrary instructions. Each of the nominees has indicated his willingness to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable. In the event that a vacancy arises among such nominees by death or any other reason prior to the 1995 Annual Meeting, the proxy may be voted for a substitute nominee or nominees designated by the Board of Directors.

     Biographical information follows for each person nominated and each person whose term as a director will continue after the 1995 Annual Meeting. The information concerning the directors and nominees has been furnished by them to the Company.

    NOMINEES FOR ELECTION AS CLASS II DIRECTORS AT THE 1995 ANNUAL MEETING


NAME                           AGE                 POSITIONS WITH COMPANY, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
John J. Hurley                  60   Director of the Company since November 1992;  Vice Chairman of the Board of Directors  of
                                     the  Company  since December  1994; President  of  the Company  from November  1992 until
                                     December 1994; Chief Executive Officer of the Company from March 1994 until May 1994; and
                                     Chief Operating Officer of the Company from November 1992 until March 1994; President  of
                                     GEL  from July 1988 to November  1992 and a Director of GEL  from July 1988 to June 1993;
                                     Chief  Operating  Officer  of  Antenna  Specialists  Company,  a  communications  antenna manufacturer,  from 1985 to 1988; Served in several positions at General Electric Company from 1966  to 1985,  including General  Manager of  General Electric  Company's  cellular business.
Thomas C. Israel                51   Director  of  the  Company since  1986;  Chairman and  a  Director of  A.C.  Israel since
                                     September 1991; Vice  President and a  Director of A.  C. Israel from  1982 to  September
                                     1991; Director of Culbro, Inc. and Noel Group, Inc.
Alma M. McConnell               61   Director  of  the Company  since  1988; Chief  Executive  Officer of  Saf-T-Pak,  Inc., a
                                     manufacturer of containment  devices for  infectious and diagnostic  specimens, for  more than the past five years; Director of Canadian Western Bank.

                                      3


                 DIRECTORS CONTINUING IN OFFICE AS CLASS III DIRECTORS UNTIL THE 1996 ANNUAL MEETING

NAME                           AGE                 POSITIONS WITH COMPANY, BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
Ramon D. Ardizzone              57   Director of the Company since November 1992; President and Acting Chief Executive Officer
                                     of the Company since December 1994; Chief Operating Officer of the Company from June 1994 until  December 1994 and  Acting Chief Operating  Officer from May  1994 until June 1994;
                                     Executive Vice President of the Company from November 1992 until December 1994; Executive
                                     Vice President of the Company in charge  of Sales and Marketing from November 1992  until
                                     May  1994; Executive  Vice President --  Sales and Marketing  of GEL from  August 1988 to
                                     November 1992; President of  Aerotron, Inc., a  land-mobile radio manufacturing  company, from  1986 to 1988;  Served in various  management positions at  General Electric Company from 1956 to 1986.
Barry W. Gray                   63   Director of  the Company  since  1990; President  and a  Director  of A.C.  Israel  since
                                     September 1991; Vice President and a Director of A.C. Israel from 1982 to September 1991.
Edward J. Rosenthal             60   Director  of the Company since 1988; Executive Vice President of CRM since 1973; Director of Hudson General Corp. and Astro Communications, Inc.

                      DIRECTORS CONTINUING IN OFFICE AS CLASS I DIRECTORS UNTIL THE 1997 ANNUAL MEETING
Clarke H. Bailey                40   Director of  the Company  since 1990;  Vice Chairman  of the  Board of  Directors of  the
                                     Company  since November 1992;  Chairman of the  Executive Committee since  March 1994 and
                                     Chief Executive Officer of the Company from December 1990 until March 1994; Acting  Chief
                                     Executive  Officer of the Company  from May 1994 until  December 1994; Chairman and Chief
                                     Executive Officer  of  United Acquisition  Company  and  its parent  United  Gas  Holding
                                     Corporation  since February 1995;  Served in a  variety of capacities  for the investment banking firm of Oppenheimer & Co., Inc.  from March 1984 to December 1990, most  recently as  Managing Director and head of the Principal Investments Department; Director of Pulse
                                     Engineering, Inc. and Edison Control Corporation.
Gerald B. Cramer                64   Director and Chairman of the Board of  Directors of the Company since 1986; Chairman  and
                                     Chief  Executive Officer of CRM since 1973; Director of OSHAP Technologies, Ltd., Express
                                     America Holdings Corp. and Edison Control Corporation.
Thomas E. Skidmore              45   Director of the Company  since November 1992;  Director of GEL  since 1989; Chairman  and
                                     President of GEL since November 1992; Chief Executive Officer of GEL since November 1990;
                                     Vice   Chairman  of  GEL  from  November  1990  until  November  1992;  Director  of  TCG
                                     International, Inc. ("TCGI") since 1984; Vice Chairman -- Finance and Investments,  since
                                     1987  and Chief Executive  Officer -- Communications  Group of TCGI  since November 1990;
                                     TCGI is an automotive replacement glass, auto parts aftermarket and mobile communications distributor and retailer, and has been the majority stockholder of GEL since August 1989;
                                     Director of Autostock Inc.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met six times during the last fiscal year. The Board of Directors has standing Executive, Audit, Compensation and Plan Administration Committees. The functions and membership of each are set forth below. The Board of Directors has no standing nominating committee.

     The Executive Committee currently consists of Messrs. Cramer, Ardizzone, Israel and Bailey. The Executive Committee held eight meetings during the last fiscal year. The Executive Committee exercises the full powers of the Board of Directors to the extent permitted by law between Board of Directors meetings.

     The Audit Committee currently consists of Messrs. Gray, Rosenthal and Skidmore. The Audit Committee met five times during the last fiscal year. The function of the Audit Committee is to review the internal accounting control procedures of the Company, review the consolidated financial statements of the Company and review with the independent public accountants the results of their audit.

     The Compensation Committee currently consists of Mrs. McConnell and Messrs. Israel and Rosenthal. The Compensation Committee met two times during the last fiscal year. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, other than those matters which are subject to the administration of the Plan Administration Committee.

     The Plan Administration Committee currently consists of Mrs. McConnell and Mr. Gray. The Plan Administration Committee met five times during the last fiscal year. The function of the Plan Administration Committee is to administer the 1987 Plan and the Long-Term Incentive Plan.

     Each member of the Board of Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which he or she served during the last fiscal year except for Mr. Hurley, who, because of illness, attended 56%. Mr. Hurley served on the Executive Committee from November 1992 until May 1994.

                                 COMPENSATION

COMPENSATION OF DIRECTORS

     The Company pays an annual retainer fee of $27,500 to non-officer directors of the Company. The Company does not pay directors any per meeting fees. No fees are paid to officer directors in addition to their regular compensation. All directors are reimbursed for their reasonable travel and accommodation expenses incurred with respect to their duties as directors. Non-officer directors of the Company receive automatic formula-based awards of options to purchase Common Stock under the Long-Term Incentive Plan. Under the Company's By-laws, the Chairman and Vice Chairmen of the Board are considered officers of the Company. For information relating to the compensation of the Chairman and Vice Chairmen, see "Executive Compensation."

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid to the named Executive Officers during 1994:

                          SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                   NUMBER OF
                                                                   ANNUAL COMPENSATION            SECURITIES
                                                                                      OTHER       UNDERLYING
                                                                                     ANNUAL         OPTIONS        ALL OTHER
             NAME AND PRINCIPAL                             SALARY       BONUS    COMPENSATION      GRANTED      COMPENSATION
                  POSITION                          YEAR      ($)         ($)        ($)(1)           (#)           ($)(2)
Clarke H. Bailey (2)                                1994    250,000      125,000           --             --          6,396(3)
  Vice Chairman and                                 1993    250,000      125,000           --             --          9,390
  Chairman of the Executive Committee               1992    250,000           --           --        135,000         17,456
Gerald B. Cramer                                    1994    100,000      125,000           --             --             --
  Chairman                                          1993    100,000      125,000           --             --             --
                                                    1992    100,000           --           --        247,500             --
John J. Hurley (2)                                  1994    244,951      122,476           --             --         12,276(5)
  Vice Chairman                                     1993    236,767      115,000           --             --         15,270
                                                    1992     32,615(4)    16,308      234,360        533,353          1,468
Ramon D. Ardizzone (2)                              1994    196,203       78,975           --             --         12,937(6)
  President and Acting Chief                        1993    187,577       73,304           --             --         15,931
  Executive Officer                                 1992     25,882(4)    10,643      138,768        317,952          1,822
Stanley Ciepcielinski                               1994    121,660       47,628           --         46,500          6,000(7)
  Executive Vice President                          1993    111,540       44,658           --         67,500          3,611
  and Chief Financial Officer                       1992         --           --           --             --             --

(1) While officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer's salary and bonus. In connection with the acquisition of the GEMS Business in 1992, Messrs.
    Hurley and Ardizzone purchased Common Stock at a below-market price pursuant to the Long-Term Incentive Plan. The 1992 amounts include the difference between the price paid and the fair market value on the purchase date of $232,051 (144,030 shares) for Mr. Hurley and $137,605 (85,410 shares) for Mr. Ardizzone.

(2) Mr. Bailey was the Company's Chief Executive Officer from December 1990 until March 1994 and Acting Chief Executive Officer from May 1994 until December 1994. Mr. Hurley was the Company's Chief Executive Officer from March 1994 until May 1994. Mr. Ardizzone has been the Company's Acting Chief Executive Officer since December 1994.

(3) Includes  a  $6,000  matching   contribution  to  the  Company's   defined
    contribution plan and $396 term life insurance premiums paid on behalf of the executive officer.

(4) The 1992 amounts indicated for Messrs. Hurley and Ardizzone represent amounts paid during the 51-day period following the acquisition of the GEMS Business.

(5) Includes  a  $6,000  matching   contribution  to  the  Company's   defined
    contribution plan and $6,276 term life insurance premiums paid on behalf of the executive officer.

(6) Includes  a  $6,000  matching   contribution  to  the  Company's   defined
    contribution plan and $6,937 term life insurance premiums paid on behalf of the executive officer.

(7) Represents a $6,000 matching contribution to the Company's defined contribution plan.

     The following table sets forth information with respect to grants of stock options to the named Executive Officers during 1994:

                            OPTION GRANTS IN 1994

                                                                                         POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                             VALUE AT ASSUMED
                      NUMBER OF                                                            ANNUAL RATES OF
                     SECURITIES     % OF TOTAL OPTIONS                                       STOCK PRICE
                     UNDERLYING         GRANTED TO         EXERCISE OR                     APPRECIATION FOR
                       OPTIONS         EMPLOYEES IN        BASE PRICE      EXPIRATION        OPTION TERM
       NAME          GRANTED (#)           1994             ($/SHARE)         DATE          5%         10%
Clarke H. Bailey         --                 --                 --              --           --           --
Gerald B. Cramer         --                 --                 --              --           --           --
John J. Hurley           --                 --                 --              --           --           --
Ramon D. Ardizzone       --                 --                 --              --           --           --
Stanley
Ciepcielinski           15,000(1)            1.6%           $ 28.67         05/26/2004     $ 270,501  $ 685,500
                        31,500(1)            3.4%           $ 34.50         12/08/2004     $ 683,566  $1,732,280

(1) Options granted to Mr. Ciepcielinski are subject to a two-year vesting schedule with one-third vesting upon grant and the remainder vesting equally on each anniversary date of the grant. Vesting may be accelerated in certain events relating to a Change in Control of the Company, as defined in the Long-Term Incentive Plan.

     The following table sets forth certain information with respect to the number and value of options held by the named Executive Officers at the end of 1994:

                     AGGREGATED OPTION EXERCISES IN 1994
                       AND 1994 YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                 UNDERLYING                 IN-THE-MONEY
                                                           UNEXERCISED OPTIONS AT            OPTIONS AT
                    SHARES ACQUIRED    VALUE REALIZED      DECEMBER 31, 1994 (#)      DECEMBER 31, 1994 ($)(1)
       NAME         ON EXERCISE (#)         ($)         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
Clarke H. Bailey         60,000          $1,630,000        637,500      $      --     $22,722,975     $    --
Gerald B. Cramer             --                  --        382,500             --     13,493,025           --
John J. Hurley          402,073          11,224,573             --             --             --           --
Ramon D. Ardizzone      198,061           5,326,834         41,728             --      1,470,077           --
Stanley
Ciepcielinski            22,500             442,500         15,500         53,500         91,150      928,625

(1) Represents the difference between the closing market price of the Common Stock on the NASDAQ National Market System on December 31, 1994 and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     Bailey Employment Agreement. The Company is party to an employment agreement with Mr. Bailey, dated as of December 3, 1990, as amended (the "BAILEY AGREEMENT"), which provides for his employment through December 2, 1993 and is automatically extended on a year-to-year basis unless either party gives at least 135 days prior notice to the other party of a decision not to extend the term. The Bailey Agreement has been automatically extended through December 2, 1995. Effective February 1, 1995, Mr. Bailey may also serve in an executive position or as a director of other corporations with the prior consent of the Company, if serving in such other positions does not interfere with Mr. Bailey's performance of his duties for the Company. The Bailey Agreement provides for an annual salary of $150,000, which may be increased, but not decreased based on an annual salary review, and participation in the Company's 401(k) Plan and other employee benefits if expressly awarded to him in the future. Effective February 1, 1995, Mr. Bailey waived the right to participate in all other existing employee benefit plans. Pursuant to the Bailey Agreement, Mr. Bailey shall be paid such bonus as approved from time to time by the Board of Directors of the Company or the Compensation Committee. The Bailey Agreement also provides that Mr. Bailey shall be nominated for a position on the Board of Directors during the term of his employment.

     If Mr. Bailey's employment is terminated before completion of the term of the Bailey Agreement without "Cause" as defined in the Bailey Agreement, or if Mr. Bailey resigns his employment for "Good Reason" as defined in the Bailey Agreement, the Company is required to pay to Mr. Bailey a lump sum equal to his then existing basic salary for the unexpired term of the Bailey Agreement. If Mr. Bailey's employment had been terminated without Cause or if Mr. Bailey had resigned for Good Reason as of March 31, 1995, the payment to Mr. Bailey under the Bailey Agreement would have been $101,096. Mr. Bailey, or his estate, is also entitled to all salary, bonus and other compensation entitlements accrued through the termination date in the event of his death or the termination of his employment by reason of disability.

     If Mr. Bailey's employment with the Company is terminated for any reason, the unexercised portion of his options under the 1987 Plan and the Long-Term Incentive Plan will remain exercisable until the expiration of the specific option agreements.

     Mr. Bailey is entitled to terminate his employment upon a "Change in Control" of the Company, as defined in the Bailey Agreement. The definition of Change in Control includes: (i) the acquisition by any person of 25% or more of the Company's Common Stock, which acquisition is not supported by Mr. Bailey and the Chairman of the Board of the Company (the "CHAIRMAN"); or (ii) a material change in the composition or character of the Board of Directors, including (a) the replacement of a majority of the incumbent Directors with Directors not supported by Mr. Bailey and the Chairman and (b) the election at any meeting of the stockholders of a majority of Directors standing for election who have not been supported by Mr. Bailey and the Chairman. In the event of such termination, Mr. Bailey would be entitled to receive a lump sum amount equal to his then existing basic salary for the remainder of the term of the Bailey Agreement. If Mr. Bailey had terminated his employment as of March 31, 1995 as a result of a Change in Control of the Company, payments under the Bailey Agreement would have been $101,096.

     Hurley Agreement. The Company is party to an employment agreement with Mr. Hurley dated as of November 10, 1992, as amended (the "HURLEY AGREEMENT"), which provides for his employment as a Company Vice Chairman through November 10, 1995. Thereafter, the term of the Hurley Agreement may be renewed on terms mutually acceptable unless either party gives at least 30 days prior notice to the other party of a decision not to extend the term. Mr. Hurley is entitled to an annual salary, which when combined with any payments received under the Company's Long-Term Disability Plan, shall equal on an after tax basis an amount approximately equivalent to a base salary of $244,951. The Hurley
Agreement further provides for Mr. Hurley's participation in all of the Company's employee benefit plans for which he is eligible and through December 31, 1994, an annual incentive bonus under the "President's Incentive Bonus Plan," as defined in the Hurley Agreement, of up to a maximum of 50% of his then existing base salary based on the Company's "Operating Income" as defined in the Hurley Agreement. In 1994, Mr. Hurley was entitled to and received the maximum incentive bonus specified in the Hurley Agreement. Beginning January 1, 1995, Mr. Hurley will not participate in the President's Incentive Bonus Plan. The Hurley Agreement also provides that Mr. Hurley shall be nominated for election to a three-year term as a member of the Board of Directors at the Company's 1995 Annual Meeting of Stockholders. If Mr. Hurley's employment is terminated before the completion of the term of the Hurley Agreement without "Cause" as defined in the Hurley Agreement, or if Mr. Hurley resigns his employment for "Good Reason" as defined in the Hurley Agreement, the Company is required to pay to Mr. Hurley a lump sum equal to two times the annual rate of base salary being paid to Mr. Hurley at the time of such termination. Upon any termination of Mr. Hurley on account of his "Total and Permanent Disability," as defined in the Hurley Agreement, Mr. Hurley shall also be entitled to a $250,000 payment. Mr. Hurley is entitled to participate in the Company's Retiree Medical Plan upon termination for any reason. The failure of Mr. Hurley to be elected a director shall constitute "Good Reason" for Mr. Hurley's resignation from the Company. If Mr. Hurley's employment had been terminated without Cause or if Mr. Hurley resigned for Good Reason, as of March 31, 1995, payments under the Hurley Agreement would have been $489,902. If Mr. Hurley's employment terminates upon expiration of the term of the Hurley Agreement, the Company must pay Mr. Hurley (i) a lump sum of $250,000 if Mr. Hurley then has a "Total and Permanent Disability," determined with reference to his ability to perform the duties of Vice Chairman or (ii) a lump sum of $122,476 if Mr. Hurley does not have a "Total and Permanent Disability" unless he refuses to negotiate with the Company for a renewal agreement substantially similar to the Hurley Agreement prior to its most recent amendment.

     Mr. Hurley is entitled to terminate his employment upon a "Change in Control" of the Company as defined in the Hurley Agreement. The definition of "Change in Control" includes: (i) the acquisition by any person of 25% or more of Company's Common Stock, which acquisition is not supported by Mr. Hurley and the Chairman; or (ii) a material change in the composition or character of the Board of Directors, including (a) the replacement of a majority of the incumbent Directors with Directors not supported by Mr. Hurley and the Chairman and (b) the election at any meeting of the stockholders of a majority of Directors standing for election who have not been supported by Mr. Hurley and the Chairman. In the event of such termination, Mr. Hurley would be entitled to the same benefits that he would receive in the event of his resignation for Good Reason.

     Ardizzone Agreement. The Company is party to an employment agreement with Mr. Ardizzone dated as of November 10, 1992, as amended (the "ARDIZZONE AGREEMENT") which provides for his employment through November 10, 1995. Thereafter, the term of the Ardizzone agreement is automatically extended for successive two-year periods unless either party gives at least 180 days prior notice to the other party of a decision not to extend the term. Mr. Ardizzone is entitled to an annual salary of $235,000 which may be increased but not decreased based upon an annual salary review. Pursuant to the Ardizzone Agreement, Mr. Ardizzone shall participate in the Management by Objective Plan ("MBO Plan"). Under the MBO Plan, Mr. Ardizzone is eligible to receive an annual bonus not to exceed 50% of his base salary based on the performance of the Company. In 1994, Mr. Ardizzone was entitled to and received the maximum bonus specified in the Ardizzone Agreement. The Ardizzone Agreement also provides that Mr. Ardizzone shall be nominated for a position on the Board of Directors during the term of his employment.

     If Mr. Ardizzone's employment is terminated before the completion of the term of the Ardizzone Agreement without "Cause" as defined in the Ardizzone Agreement, or if Mr. Ardizzone resigns his employment for "Good Reason" as defined in the Ardizzone Agreement, the Company is required to pay Mr. Ardizzone a lump sum equal to two times the annual rate of base salary being paid to him at the time of such termination. In addition, if Mr. Ardizzone resigns for "Good Reason" or upon Mr. Ardizzone's death or his "Total and Permanent Disability" as defined in the Ardizzone Agreement, he (or his estate) is entitled to a pro rata share of the MBO Plan bonus. If Mr. Ardizzone's employment had been terminated without Cause or if Mr. Ardizzone resigned for Good Reason, as of March 31, 1995, payments under the Ardizzone Agreement would have been $470,000 and $499,375, respectively.

     Mr. Ardizzone is entitled to a $200,000 payment upon termination of his employment on account of his "Total and Permanent Disability." Mr. Ardizzone is entitled to participate in the Company's Retiree Medical Plan upon termination for any reason. If Mr. Ardizzone's employment terminates upon expiration of the term of the Ardizzone Agreement, the Company must pay Mr. Ardizzone a lump sum equal to 50% of the annual salary being paid to him at the time of such termination unless he refuses to negotiate with the Company for a renewal Agreement substantially similar to the Ardizzone Agreement.

     Mr. Ardizzone is entitled to terminate his employment upon a "Change in Control" substantially as defined above under the Hurley Agreement. In the event of such termination, Mr. Ardizzone would be entitled to the same benefits that he would received in the event of his resignation for Good Reason.

     Ciepcielinski Agreement. The Company is party to an agreement with Mr. Ciepcielinski (the "CIEPCIELINSKI AGREEMENT"), dated February 1, 1995 which entitles Mr. Ciepcielinski to certain benefits if a "Change in Control" occurs and if Mr. Ciepcielinski's employment is terminated within three years after the "Change in Control" for any reason other than for Mr. Ciepcielinski's (i) death; (ii) disability; (iii) retirement; (iv) termination for "Cause" as defined in the Ciepcielinski Agreement; or (v) voluntary termination other than for "Good Reason" as defined in the Ciepcielinski Agreement.

     The definition of "Change in Control" is similar to that under the Hurley Agreement above. In the event of such termination, the Company shall pay Mr. Ciepcielinski a lump sum equal to (i) 140% of the greater of the base salary in effect on such termination date or in effect on the date immediately preceding the "Change in Control" date and (ii) a pro rata share of any bonus in which Mr. Ciepcielinski participates for the fiscal year in which such termination occurs.

OPTION AGREEMENTS

     On February 1, 1995, the Company entered into an Amendment Agreement with Mr. Bailey, which removed restrictions as to employment and services provided from certain option agreements. Mr. Bailey may now exercise options remaining at March 8, 1995 regardless of whether Mr. Bailey's employment has terminated or he continues to provide services to the Company as follows: (i) 60,000 shares at $2.83 per share through December 3, 2000 and (ii) 427,500 shares at $2.85 per share through May 14, 2001.

     On February 1, 1995, the Company entered into Amendment Agreements with Messrs. Cramer and Israel which removed service requirements in certain option agreements. Messrs. Cramer or Israel may now exercise options remaining at March 8, 1995 regardless of whether Messrs. Cramer or Israel continue to provide services to the Company as follows: Mr. Cramer: (i) 135,000 shares at Canadian $3.62 per share through July 2, 1997; (ii) 112,500 shares at $2.85 per share through May 14, 2001; and (iii) 135,000 shares at $2.89 per share through November 10, 2002; Mr. Israel: (i) 27,000 shares at Canadian $3.62 per share through July 2, 1997; (ii) 27,000 shares at $2.89 per share through October 30, 2002; and (iii) 40,500 shares at $2.89 per share through November 10, 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Rosenthal, a Director of the Company and a member of the Compensation Committee of the Board of Directors of the Company is the Executive Vice President of CRM. Mr. Cramer is the Chairman of the Board of Directors of the Company and is the Chairman and Chief Executive Officer of CRM. The Company and its subsidiaries have engaged CRM to provide various consulting and financial advisory services to the Company. In each of 1994, 1993 and 1992, the Company paid CRM $200,000 for all such services. The Company believes that such fees represent the fair market value of such services and are comparable to those that would be charged by an unaffiliated entity for such services. The Company also subleases, on a month-to-month basis, office space in CRM's office in New York City, and reimburses CRM for a pro rata share of certain equipment usage expenses. The cost to the Company of such lease and reimbursement expenses during the last fiscal year was approximately $5,400 per month. The Company believes that the cost of this lease and these expenses reflect the fair market value for such space and equipment usage. These transactions were approved by a majority of disinterested directors of the Company. Certain employees of CRM are eligible to participate in the Long-Term Incentive Plan.

REPORT OF THE COMPENSATION AND PLAN ADMINISTRATION COMMITTEES ON EXECUTIVE COMPENSATION

     The Company's Board of Directors approves all compensation decisions with regard to executive officers, including the Acting Chief Executive Officer, based on recommendations from the Compensation Committee and the Plan Administration Committee. The Compensation Committee is responsible for the establishment of all compensation and benefit programs, excluding the 1987 Plan and the Long-Term Incentive Plan, as well as the overall monitoring of those programs. The Plan Administration Committee is responsible for administering the 1987 Plan and the Long-Term Incentive Plan. The Company's compensation philosophy and executive compensation programs are discussed in this report.

     Executive Compensation Philosophy. In general, executive officers who are in a position to make a substantial contribution to the success and growth of the Company should have interests similar to those of the stockholders. Executive officers should be motivated by and benefit from increased stockholder value. Therefore, the Company believes that executive officers should hold a meaningful equity position in the Company through the purchase of Common Stock and/or the award of options to purchase Common Stock.

     The Company also believes that a significant percentage of an executive officer's cash compensation, consisting of salary and bonus, should be based on performance ranked in the following order: corporate, function and individual performance. Again, the Company's objective is to align the financial interests of the executive officers with those of the Company's stockholders.

     The Company's Board of Directors believes that the executive compensation program must be competitive with those of other companies of comparable size and complexity in order to attract, retain and motivate talented individuals.

     Executive Compensation Program. The Company's compensation program consists of base salary, annual incentive bonus (paid in cash) and long-term incentives, generally in the form of Common Stock and options to purchase Common Stock.

          Base Salary. The Compensation Committee generally reviews and determines the relative levels of base salary for executive officers on an annual basis. In determining the levels of base salary for an executive officer, the Compensation Committee considers relative levels of responsibility, individual and Company performance and cost of living increases.

     The Compensation Committee made no change to the levels of base salary for Messrs. Bailey and Cramer during the three years ended December 31, 1994. Effective February 1, 1995, Mr. Bailey's base salary was reduced to $150,000.

          Annual Incentive Compensation. During 1994, executive officers, except for Mr. Hurley, participated in the MBO Plan, the Company's annual incentive cash bonus program. The goal of the MBO Plan is to motivate executive officers to improve the Company's income from continuing operations, plus amortization expense (the "EARNINGS"), over budgeted targets. The MBO Plan provides for the payment of quarterly cash awards to the executive officers based 70% on Earnings and 30% on the achievement of individual objectives as established each year when the Company budget is set. An executive's maximum bonus is also established when the Company budget is set. If both the top Earnings objective is reached and all the individual objectives are achieved, the maximum potential bonuses range from 40% to 50% of each executive officer's base annual salary. MBO Plan bonuses are payable only from the MBO Plan pool which consists of 22% of the amount by which actual Earnings exceed the Earnings target established for the applicable year. Should the MBO Plan pool be insufficient to pay the maximum bonuses allowed, all bonus payments will be made on a pro rata basis from the funds available in the pool.

       Chief Executive Officer Compensation

          Mr. Bailey served as Chief Executive Officer until March 1994 and Acting Chief Executive Officer May 1994 until December 1994. Mr. Hurley served as Chief Executive Officer from March 1994 until May 1994. In accordance with the Bailey Agreement, Mr. Bailey participated in the MBO Plan in 1994 and received the maximum bonus of $125,000 based on exceptional operating earnings of the Company in 1994. In accordance with the Hurley Agreement, Mr. Hurley participated in the President's Incentive Bonus Plan and received the maximum bonus of $122,476 based on the exceptional operating earnings of the Company in 1994. Mr. Cramer's annual incentive bonus is tied to and is identical in amount to that of Mr. Bailey.

          Long-Term Incentives. On March 31, 1991, the Company established the Long-Term Incentive Plan to provide for various types of equity-related awards to (i) attract and retain key executive and managerial employees, directors and other key persons providing services to the Company, (ii) motivate participants by means of growth related incentives, (iii) provide incentive compensation opportunities that are comparable with those of other similar corporations and (iv) further the identity of interests of participants with those of the stockholders of the Company.

          Under the Long-Term Incentive Plan, the Plan Administration Committee has the discretion to determine who will be given awards in any year, the types of awards to be made (such as stock options, SARs, restricted stock or other awards) and the number of shares of Common Stock to be covered by a particular award. In determining whether to make an award to a particular executive officer and the size of such award, the Plan Administration Committee considers the executive officer's level of responsibility within the Company, prior awards made to the executive officer, individual and Company performance and the amount of the executive officer's other compensation components. No stock option or other awards were granted by the Plan Administration Committee to Messrs. Bailey or Hurley in 1994.

          During May 1994 and December 1994, options to purchase 15,000 and 31,500 shares of Common Stock under the Long-Term Incentive Plan were granted to Mr. Ciepcielinski at an exercise price of $28.67 and $34.50, respectively. The options are subject to a two year vesting schedule with one-third vesting upon grant and the remainder vesting equally on each anniversary date of the grant.

     The Revenue Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986 (the "CODE"). Code Section 162(m) provides that compensation paid to a company's chief executive officer and the four other highest paid executive officers employed by the company at year-end will not be deductible by the company for federal income tax purposes to the extent such compensation exceeds $1.0 million. Code Section 162(m) excepts from this limitation certain "performance-based compensation."

     Although base salary and bonuses paid to the named Executive Officers have traditionally been well under $1.0 million, compensation from the exercise of stock options could potentially cause a named executive officer to have compensation in excess of $1.0 million. However, all options granted to the named Executive Officers prior to October 1993 are exempt from Code
Section 162(m) under a "grandfather" provision. In May 1994, the Company's stockholders approved an amendment to the terms of the Long-Term Incentive Plan so that, among other things, future awards under the Long-Term Incentive Plan may qualify as "performance-based compensation."

     This report is submitted by the Compensation Committee and the Plan Administration Committee which consists of the following members:

COMPENSATION COMMITTEE          PLAN ADMINISTRATION COMMITTEE
Thomas C. Israel, Chairman      Alma M. McConnell, Chairman
Alma M. McConnell               Barry W. Gray
Edward J. Rosenthal

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on $100 invested on December 31, 1989 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Communication Equipment Manufacturers Index at the end of each fiscal year through 1994. The returns are calculated assuming the reinvestment of dividends. The Company has not paid any cash dividends during the period covered by the graph below. The Company entered the communication equipment manufacturing business in November 1992. Before November 1992, the Company was variously engaged in the oil and gas pipeline construction business and the real estate business. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

     (Performance Graph Appears Here. The plot points are listed below.)


                          INDEXED/CUMULATIVE RETURNS


  COMPANY/
 INDEX NAME     1989       1990       1991       1992       1993       1994

GEMS          $     100  $     121  $     121  $     214  $   1,214  $   1,612
S&P 500             100         97        126        136        150        152
S&P CEMI            100        111        173        186        179        204

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Skidmore, a Director of the Company, is Chairman, President, and Chief Executive Officer of GEL. GEL continues to have certain rights and obligations with respect to the Company under the terms of the agreements entered into between the Company and GEL in connection with the acquisition of the GEMS Business. The Company agreed to use its best efforts, subject to the fiduciary obligations of its directors, to nominate and cause Thomas E. Skidmore or another designee of GEL reasonably acceptable to the Company, to be elected to the Board of Directors of the Company. GEL's right to such Board representation will terminate at such time as GEL owns less than 450,000 shares of the Company's Common Stock.

     The Company paid CRM $200,000 for various consulting services in each of 1994, 1993 and 1992. See "COMPENSATION -- Compensation Committee Interlocks and Insider Participation."

          COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires that directors and officers of the Company and persons who beneficially own more than 10% of the Common Stock file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock of the Company. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports, and amendments thereto, furnished to the Company and written representations that no other reports were required, during 1994 all reports required by Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis.

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1995. This selection is being presented to the stockholders for their ratification or rejection at this Annual Meeting.

     Subject to ratification by the stockholders, on April 7, 1995 the Company replaced Deloitte & Touche LLP with Ernst & Young LLP as its independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1995. This change in independent auditors was recommended by the Audit Committee of the Company's Board of Directors and approved by the Board of Directors on April 4, 1995.

     Deloitte & Touche LLP has audited the financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 1994 and December 31, 1993 and their reports on the financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 1994 and December 31, 1993 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years ended December 31, 1994 and December 31, 1993, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Representatives of Deloitte & Touche LLP and Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with an opportunity to make a statement if they desire to do so, and the representatives are expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 1995, and proxies solicited by the Board of Directors will be so voted unless stockholders specify a different choice.

     If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

                          PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 1996 must be received in writing by the Secretary of the Company no later than December 19, 1995 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the 1995 Annual Meeting other than those set forth in the Notice. However, if any other matters do come before the 1995 Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

******************************************************************************
                                   APPENDIX

PROXY                                           GLENAYRE TECHNOLOGIES, INC.
                                              4201 Congress Street, Suite 455
                                              Charlotte, North Carolina 28209

                      PROXY SOLICITED BY AND ON BEHALF OF
             THE BOARD OF DIRECTORS OF GLENAYRE TECHNOLOGIES, INC.
The undersigned hereby appoints Clarke H. Bailey, Gerald B. Cramer and Stanley Ciepcielinski, and each of them, as Proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the common shares of Glenayre Technologies, Inc. held by the undersigned on March 31, 1995, at the 1995 Annual Meeting of Stockholders to be held in The Laurel Room, The Equitable Tower, 49th Floor, 787 Seventh Avenue, New York, New York 10019, on May 24, 1995 at 2:00 p.m., New York City time, and at any adjournment(s) thereof.
1. ELECTION OF DIRECTORS.

      [ ] FOR ALL NOMINEES LISTED BELOW                   [ ] WITHHOLD AUTHORITY
  (EXCEPT AS MARKED TO THE CONTRARY BELOW)       TO VOTE FOR ALL NOMINEES LISTED BELOW

TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME:
            John J. Hurley      Thomas C. Israel     Alma M. McConnell
2. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY.
               [ ] FOR              [ ] AGAINST              [ ] ABSTAIN
3. In their discretion, the Proxies each are authorized to vote upon such other business as may properly come before the 1995 Annual Meeting and at any adjournment(s) thereof.

This proxy when properly executed will be
voted in the manner directed herein by
                                              Dated:                      , 1995
the undersigned stockholder. IF NO
DIRECTION IS MADE WITH RESPECT TO ANY
PROPOSAL, THIS PROXY WILL BE VOTED "FOR"
THE ELECTION OF ALL NOMINEES AND "FOR" EACH
PROPOSAL AS TO                                (Signature of Stockholder)
WHICH NO DIRECTION IS RECEIVED.
Receipt of the Notice of the 1995 Annual
Meeting and accompanying Proxy                (Signature of Joint Stockholder,
                                               if any)

Statement is hereby acknowledged.
                                              Please check box if you intend to
                                              be present at the meeting: [ ]
                                              IMPORTANT: Please date this proxy
                                              and sign exactly as your name
                                              appears hereon. If stock is held
                                              jointly, both holders should sign.
                                              Executors, administrators,
                                              trustees, guardians and others
                                              signing in a representative
                                              capacity should give full title.
                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THIS PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.